                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement            [_]   Confidential, for Use of the
                                                 Commission only (as permitted
                                                 by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DATAWARE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          DATAWARE TECHNOLOGIES, INC.
                One Canal Park, Cambridge, Massachusetts  02141
                                (617) 621-0820
                         ----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2000 Annual Meeting of Stockholders of Dataware Technologies, Inc. will be held at the Wyndham Hotel, The Washington Room, 89 Broad Street, Boston, Massachusetts, at 10:00 a.m. on Thursday, March 30, 2000, for the following purposes:

     1. To elect one director to hold office for a term of three years and until his successor is elected and has qualified.

     2. To approve an amendment to Dataware's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 14,000,000 to 30,000,000 shares.

     3. To approve an amendment to Dataware's Equity Incentive Plan to increase the number of shares of common stock available for issuance by 2,000,000 shares.

     4. To approve an amendment to Dataware's 1993 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance by 500,000 shares.

     5. To transact other business that may further or relate to the foregoing or as may otherwise properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on February 18, 2000, will be entitled to vote at the annual meeting or at any adjournment. A list of stockholders of record will be open for your examination for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Dataware.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                         By order of the Board of Directors,


                         STEPHEN H. BEACH, Secretary

Dated: February ___, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
GENERAL INFORMATION ABOUT VOTING                                             1

PROPOSAL 1.  ELECTION OF DIRECTORS                                           2

THE BOARD OF DIRECTORS AND ITS COMMITTEES                                    3

DIRECTOR COMPENSATION                                                        3

PROPOSAL 2:  AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION          4

PROPOSAL 3:  AMENDMENT TO THE EQUITY INCENTIVE PLAN                          5

PROPOSAL 4:  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN                   7

EXECUTIVE COMPENSATION                                                       9

SUMMARY COMPENSATION TABLE                                                   9

STOCK OPTION GRANTS IN LAST FISCAL YEAR                                     10

YEAR-END STOCK OPTION VALUES                                                11

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS                               11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                     12

STOCK PERFORMANCE GRAPH                                                     14

SHARE OWNERSHIP                                                             15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                     16

AUDITORS                                                                    16

STOCKHOLDER PROPOSALS                                                       16

OTHER MATTERS                                                               16


                          DATAWARE TECHNOLOGIES, INC.

                                Proxy Statement
                         ----------------------------

          Our Board of Directors is soliciting the enclosed proxy card for use at the 2000 Annual Meeting of Stockholders to be held on Thursday, March 30, 2000 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to security holders on or about February ___, 2000.

GENERAL INFORMATION ABOUT VOTING

          WHO CAN VOTE. You may vote your shares of Dataware common stock at the meeting if you were a stockholder of record at the close of business on February 18, 2000. On that date, we had ___________ shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

          HOW TO VOTE YOUR SHARES. You may vote your shares either by proxy or by attending the annual meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage-prepaid envelope. Alternatively, you may vote by telephone as described on the proxy card. The proxies named in the proxy card (Michael Gonnerman and Ann Smith) will vote your shares as you have instructed. If you sign the proxy card but do not make specific choices, they will vote your shares for each agenda item as recommended by the Board. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting.

          PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING. The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director, a vote to amend our Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue, and votes to amend our Equity Incentive Plan and Employee Stock Purchase Plan to increase the number of shares of common stock we may issue under each plan.

          QUORUM. A quorum of stockholders is required in order to transact business at the meeting. A majority in interest of the outstanding shares of common stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

          NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the four proposals that are scheduled to be presented at the meeting is as follows:

                       PROPOSAL                                                        REQUIRED VOTE
                       --------                                                        -------------
 .  Election of directors.                                        Plurality of the affirmative votes cast for or against
                                                                 a nominee.

 .  Amendments to our charter to increase the authorized          Affirmative vote of the holders of a majority of the
   number of shares of common stock.                             outstanding shares of common stock.

 .  Amendments to our Equity Incentive Plan and Employee          Affirmative vote of the holders of a majority of the
   Stock Purchase Plan to increase the number of shares          shares of common stock present or represented at the
   available for issuance under the plans.                       meeting and entitled to vote.

  ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be considered present at the meeting for the purpose of constituting a quorum but will not be counted as votes cast in the election of directors. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions from the customer on the matter, is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, and so indicates on the proxy. In voting on the proposal to amend the certificate of incorporation, abstentions and broker non-votes will count as votes against the proposal. In voting on the proposals to amend the Equity Plan and Purchase Plan, abstentions will count as votes against the amendments. Broker non-votes will not be counted in determining the shares entitled to vote on the amendments to the Equity Plan and Purchase Plan.

  HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy at any time before we exercise it by filing with the Secretary of Dataware a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. If your shares are held in a brokerage or bank account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

     EXPENSES OF SOLICITATION. We have retained Georgeson & Company to assist in the solicitation of proxies for a fee of $7,500, plus expenses. Officers, directors and employees of Dataware may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at five, divided into three classes. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified. David C. Mahoney, who is presently serving as a director, has been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for the nominee, the shares represented by the proxy will be voted for the election of Mr. Mahoney. If Mr. Mahoney is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for another candidate nominated by the Board of Directors.

     The following table contains biographical information about the nominee for director and current directors whose terms of office will continue after the annual meeting.

                                                                                                         PRESENT
                                             BOARD MEMBERSHIP, BUSINESS EXPERIENCE,                       TERM
NAME AND AGE                                        AND OTHER DIRECTORSHIPS                              EXPIRES
------------                                        -----------------------                              -------
David C. Mahoney*          Mr. Mahoney has served as President and Chief Executive Officer since              2000
Age: 54                    January 1999 and has been a director of Dataware since February 1999.
                           Before joining Dataware, he served as President and CEO of Sovereign Hill
                           Software, Inc., a supplier of advanced information retrieval software products that we acquired on December 31, 1998.  Mr. Mahoney was the founder and, from 1983 to 1998, the Chairman and CEO of Banyan Systems
                           Incorporated, a provider of enterprise networking software and services and Internet directory services.  Mr. Mahoney is also a director of
                           Banyan Systems Incorporated and its subsidiary, Switchboard Incorporated,
                           Applix Incorporated and several smaller early stage software companies.

Kurt Mueller               Mr. Mueller has served as Chairman of the Board of Directors since the             2001
Age: 43                    inception of Dataware in 1988.  He served as Chief Executive Officer of
                           Dataware through December 1998.  He was President of Dataware until 1993 and during 1997 and 1998.

                                                                                                         PRESENT
                                             BOARD MEMBERSHIP, BUSINESS EXPERIENCE,                       TERM
NAME AND AGE                                        AND OTHER DIRECTORSHIPS                              EXPIRES
------------                                        -----------------------                              -------
Stephen H. Beach           Mr. Beach has been a director and the Secretary of Dataware since its              2001
Age: 84                    inception in 1988.  Since 1985, Mr. Beach has practiced law in
                           Connecticut, specializing in, among other fields, computer, software and software licensing law.  Mr. Beach also served in several capacities for
                           Control Data Corporation from 1973 to 1985, most recently as Senior Vice
                           President and Secretary.

William R. Lonergan        Mr. Lonergan has been a director of Dataware since 1988.  From 1983 to             2002
Age: 75                    1994, Mr. Lonergan was a general partner of Oxford Partners, a venture capital firm, where he continues as a consultant.  Mr. Lonergan is also a director of Zitel Corporation.


Jeffrey O. Nyweide         Mr. Nyweide has served as Vice Chairman of the Board of Directors and              2002
Age: 44                    Senior Executive Vice President, Business Development since April 1997.
                           He was President and Chief Operating Officer of Dataware from 1993 until
                           1997.  He was Vice President of Operations of Dataware from its inception until 1989 and Executive Vice President of Dataware from 1989 to 1993.
                           Mr. Nyweide has also served as a member of the Board of Directors since the inception of Dataware in 1988.

-------------
*Nominee for election as director

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held seven meetings during 1999.

     AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Beach and Lonergan, is responsible for providing the Board of Directors with an independent review of our financial health and our financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of our financial controls and procedures. The Audit Committee held four meetings in 1999.

     COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs. Beach and Lonergan, acts for the Board of Directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Equity Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee held six meetings in 1999.

DIRECTOR COMPENSATION

     Director Stock Options and Fees. Beginning in 2000, each newly elected director who is not an employee of Dataware receives nonstatutory options to purchase 15,000 shares of common stock under the Equity Incentive Plan, which become exercisable as to 7,500 shares on each of the first two anniversaries of the director's election. Each nonemployee director who is in office following the annual meeting of stockholders receives an annual retainer in the form of nonstatutory options to purchase 7,500 shares of common stock under the Equity Incentive Plan. (During 1999, nonemployee directors in office received annual retainers of options to purchase 7,000 shares.) Any director who is newly elected between annual meetings receives retainer options for 1,875 shares for each calendar quarter beginning after such election and before the next annual meeting. Retainer options become exercisable in increments of 1,875 shares at the beginning of each calendar quarter following the grant date, so long as the director remains in office, and expire ten years from the grant date. The exercise price of each option is the fair market value of the common stock on the grant date. Non-employee directors also receive $1,250 for each meeting of the Board of Directors that they attend, plus $500 for each committee meeting that is held separately from a Board meeting, and are reimbursed for expenses incurred in attending meetings. Officers of Dataware who are directors do not receive additional compensation for their service as directors. Mr. Mueller, who was formerly the Chief Executive Officer of Dataware, also did not receive additional compensation for his services as a director during 1999.

       PROPOSAL 2: AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

  Our Board of Directors has approved an amendment to our restated certificate of incorporation to increase the number of authorized shares of our common stock from 14,000,000 to 30,000,000 shares, subject to stockholder approval. The Board believes that increasing the number of authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance. Currently, our charter authorizes us to issue 14,000,000 shares of common stock. As of February 18, 2000, there were _________ shares of common stock outstanding, _________ shares reserved for issuance under our Equity Incentive Plan, _________ shares reserved for issuance to former employees of companies we have acquired in order to replace their prior stock options, _________ shares reserved for issuance under our employee stock purchase plan, and _________ shares reserved for issuance upon exercise of options and warrants issued to business partners in connection with services or technology provided to us. In addition, we are asking the stockholders to approve increases of 2,000,000 shares for issuance under our Equity Incentive Plan and 500,000 shares for issuance under our Employee Stock Purchase Plan. The Board recommends that you consider and approve this proposed amendment to ensure that we continue to have an adequate number of shares of common stock available for future use.

  If the stockholders approve this increase, we would be able to issue stock for any valid corporate purpose that our Board of Directors may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of common stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining stock-holder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction. We anticipate that we may need to raise additional capital during the first half of 2000 to support the development of our business. We are considering the options, and have made no decisions on the amount that would be raised, on the type of securities that might be offered, or on any other terms of any possible financing.

  While our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock, as well as the availability of preferred stock that the Board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

  If the amendment is approved by the stockholders, article FOURTH, subsection
(a) of our restated certificate of incorporation will be amended to read as follows:

  FOURTH:  The Corporation shall be authorized to issue Thirty-Eight Million
  ------
(38,000,000) shares of capital stock, which shall be divided into Thirty Million (30,000,000) shares of Common Stock with a par value of one cent ($.01) per share and Eight Million (8,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share.

  The affirmative vote of holders of a majority of the shares of common stock outstanding is required to approve the proposed amendment to our charter.

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF DATAWARE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.


              PROPOSAL 3:  AMENDMENT TO THE EQUITY INCENTIVE PLAN
GENERAL

  Our Equity Incentive Plan is an important element of Dataware's program to align employee motivation with our stockholders' interests and to provide appropriate equity compensation to employees and directors. The plan enables us to offer competitive compensation to attract and retain key employees, consultants and highly qualified directors, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in our long-term growth.

  Stock options granted under the Equity Plan are a significant part of our compensation package, as they are in the software industry generally. In 1999, for example, we granted options to 100% of our employees. Competition for top-notch software developers, sales personnel and other skilled employees has become more intense as Internet and other high tech companies proliferate at a rapid pace. Our Board of Directors strongly believes that, in this highly competitive environment, we need to provide meaningful stock option grants to retain and motivate key employees. The Board considers our ongoing program of granting stock options broadly across the employee base to be very important to our ability to compete for top talent and a significant incentive to promote our success and, therefore, in the best interests of the Company's stockholders. Equity incentives are equally common and important among our competitors and throughout the high technology industry, and the strength of the U.S. economy has only made equity more appealing to employees. Therefore, we continue to consider it crucial that we have in place appropriate arrangements for granting equity compensation.

  Furthermore, our outside directors receive their annual retainer solely in the form of stock options under the Equity Incentive Plan (7,500 shares per year), which is intended to align their interests with those of the stockholders. The outside directors perform valuable services for the Company, and we wish to compensate them fairly and adequately.

  Options also benefit us in a number of other ways. For example, they tie compensation to our performance; they conserve cash and reduce fixed costs; in most cases they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits shareholders generally; the exercise of options increases our capital; and we are entitled to a tax deduction upon the exercise of nonstatutory stock options or the disqualifying disposition of incentive stock options (ISOs).

PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE EQUITY
PLAN

  Since 1993, an aggregate of 3,500,000 shares of our common stock have been reserved for issuance under the Equity Plan. As of February 18, 2000, there were options to purchase an aggregate of __________ shares outstanding under the Equity Plan, and there are ________ shares remaining for award. In order to ensure that sufficient shares are available for option grants over the next few years, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 2,000,000 shares.

PRINCIPAL TERMS OF THE EQUITY PLAN

  The Equity Plan permits us to grant "Awards" to our employees, directors and consultants, including incentive and nonstatutory stock options, stock appreciation rights, performance shares and restricted stock. We have not granted stock appreciation rights or other rights to acquire stock other than stock options.

  The Equity Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934. In addition, nonemployee directors receive stock options under the Equity Plan in lieu of a cash retainer, as described under "ELECTION OF DIRECTORS - Director Compensation" above.

  Although the Compensation Committee has discretion in granting Awards, the exercise price of any ISO may not be less than 100% of the fair market value of our common stock on the date of the grant. Nonstatutory options also are generally granted at fair market value. The closing price of our common stock as reported by the Nasdaq on February 22 , 2000 was $_____. An option holder may not transfer an ISO granted under the Equity Plan other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the Equity Plan may not exceed ten years, and no ISO may be granted under the Equity Plan more than ten years from the Plan's adoption. The options we have granted generally are subject to forfeiture restrictions that lapse over time during the participant's employment. When a participant's employment is terminated, vested options are generally cancelled if not exercised within a specified time. The aggregate number of shares we may issue under the Equity Plan, as well as those subject to outstanding Awards, is subject to appropriate adjustment in the event of a stock split or other recapitalization. We may also issue shares under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the total number of shares available under the Equity Plan.

  The Board of Directors may amend or terminate the Equity Plan at any time, subject to any necessary approval by the stockholders. In particular, any amendment to the Equity Plan that would increase the number of shares issuable to senior officers and directors or upon exercise of ISOs would require stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

  Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least:

  .  two years from the date of grant and
  .  one year from the date of exercise,

then, upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. We may not take a deduction for Federal income tax purposes. The exercise of ISOs also gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

  If the participant disposes of shares of common stock acquired upon the exercise of an ISO before the end of the one and two-year periods described above (a "disqualifying disposition") then the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to deduct that amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for the company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. A participant does not realize income at the time a nonstatutory option is granted. Upon exercise of the nonstatutory option, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by us.

  A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock in connection with a change in control might be deemed to have received an "excess parachute payment " under federal tax law. In this case, the participant may be subject to an excise tax and we may be denied a tax deduction.

THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN THE TOTAL NUMBER OF SHARES ISSUABLE UNDER THE EQUITY PLAN.

           PROPOSAL 4:  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
GENERAL

  Our 1993 Employee Stock Purchase Plan was adopted by the Board of Directors and the stockholders in May 1993. The Purchase Plan provides our full-time employees the opportunity to purchase shares of common stock by automatic payroll deduction. Like the Equity Plan, the Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in Dataware and provides an incentive for them to achieve long-range performance goals.

PROPOSED AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

  Since 1993, an aggregate of 850,000 shares of our common stock have been reserved for issuance under the Purchase Plan, of which _________ shares have been issued to date. As of February 18, 2000, ____ employees were eligible to participate in the Purchase Plan. Our Board of Directors strongly believes that we need to provide meaningful incentives to retain and motivate employees and considers the ongoing program of allowing employees to purchase stock under the Purchase Plan to be very important to our ability to compete for top talent. In order to ensure that sufficient shares are available for issuance in the future to eligible employees, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Purchase Plan by 500,000 shares.

PRINCIPAL TERMS OF THE PURCHASE PLAN

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Our Board of Directors, at its discretion, grants rights to purchase shares of common stock under the plan.
The Compensation Committee of the Board determines the frequency and duration of individual offerings under the plan and the date(s) when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share of our common stock in an offering is 85% of the lower of its fair market value on the first day of an offering period or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the plan would require stockholder approval. The Purchase Plan terminates on May 19, 2003.

  No employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all our classes of stock. Employees may not buy more than $25,000 worth of stock through the plan in any calendar year, based on the fair market value of the common stock at the beginning of the offering. In addition, the Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE EMPLOYEE STOCK PURCHASE PLAN

  A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchased under the Purchase Plan for at least:

  . two years from the offering commencement date or . one year from the purchase date,

then upon sale of the shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain, and any loss sustained taxed as long-term capital loss. We may not take a deduction for Federal income tax purposes.


     If the participant dies at any time while owning shares purchased under the Purchase Plan, then 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death, in excess of the purchase price) is taxed to the participant as ordinary income in the year of death. We may not take a deduction for Federal income tax purposes.

     If a participant disposes of shares of common stock purchased under the Purchase Plan before the expiration of the one-year and two-year holding periods described above, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price of the shares. We would be entitled to deduct that amount. Any further gain or loss realized by the participant would be taxed as short-term or long-term capital gain or loss and would not result in any deduction for the company.

THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN THE TOTAL NUMBER OF SHARES ISSUABLE UNDER THE PURCHASE PLAN.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information on the salaries, bonuses and other compensation paid during the last three fiscal years for the Chief Executive Officer and each of our other four most highly compensated executive officers whose salary and bonus for fiscal year 1999 exceeded $100,000.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                        ANNUAL COMPENSATION                 AWARDS
                                            -------------------------------------------  -------------
                                                                           OTHER          SECURITIES
                                                                           ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR    SALARY($)     BONUS($)   COMPENSATION($)(1)   OPTIONS (#)
----------------------------------  ----    ---------     --------   ------------------  -------------
David C. Mahoney(2)...............  1999       $182,200   $[    ]           $27,175           415,000
  President and Chief
  Executive Officer
Jeffrey O. Nyweide................  1999        194,328         --           15,088            40,000
  Vice Chairman; Senior             1998        167,306    192,274           11,478            45,000
  Executive Vice President,         1997        135,633     37,035           11,489           136,649
  Business Development
Michael Gonnerman.................  1999        155,000    [    ]                              60,000
  Treasurer, Vice President,        1998        162,143     50,472               --            61,500
  Finance,  and Chief Financial     1997         63,138         --               --                --
  Officer
Charles Rabie.....................  1999        140,000    [    ]             8,100            20,000
  Vice President, Software          1998        129,280    118,969            7,800            15,000
  Products                          1997        116,688     20,575            7,800            73,704
Howard York.......................  1999        130,616    [    ]             8,100            17,500
 Vice President, Software           1998        105,669    112,961            7,800            15,000
 Solutions                          1997         88,400     20,575            7,800            21,120

------------------------------------------
(1) Includes (i) automobile allowances with a value in each year of $12,000 for Mr. Nyweide, $8,100 for Messrs. Rabie and York, and $7,800 for Mr. Mahoney in 1999, (ii) payment for a life insurance policy for Mr. Mahoney in the amount of $7,946 in 1999, and (iii) reimbursement of expenses for preparation of tax returns in the amount of $11,429 for Mr. Mahoney in 1998 and 1999 and $3,088, $3,678 and $3,689 for Mr. Nyweide in 1999, 1998, 1997,
    respectively.
(2) Mr. Mahoney joined the Company on January 1, 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options granted during 1999 to the executive officers named in the Summary Compensation Table.

                                                                                                 POTENTIAL REALIZABLE VALUE
                           NUMBER OF                                                              AT ASSUMED ANNUAL RATES
                          SECURITIES       PERCENT OF TOTAL                                     OF STOCK PRICE APPRECIATION
                          UNDERLYING            OPTIONS         EXERCISE                           FOR OPTION TERM ($)(1)
                           OPTIONS            GRANTED TO          PRICE       EXPIRATION        ---------------------------
     NAME                 GRANTED(#)       EMPLOYEES IN 1999    ($/SHARE)        DATE             5% ($)          10% ($)
     ----                 ----------       -----------------    ---------     ----------         --------      ----------
David C. Mahoney.....      415,000 (2) +               30.55%        2.563       01/01/09        $668,921      $1,695,176
Jeffrey O. Nyweide...       40,000 (4) +                2.94         6.563       12/14/09         165,097         418,389
Michael Gonnerman....       40,000 (5) +                2.94         2.094       08/16/09          52,676         133,492
                            20,000 (4) +                1.47         6.563       12/14/09          82,549         209,195
Charles Rabie........       15,000 (3)                  1.10         2.656       07/13/09          25,055          63,495
                             5,000 (4)                  0.37         6.563       12/14/09          20,637          52,299
Howard York..........       15,000 (3)                  1.10         2.656       07/13/09          25,055          63,495
                             2,500 (4)                  0.18         6.563       12/14/09          10,319          26,149

------------------------------------------
(1) The values in this column are given for illustrative purposes, and do not forecast possible future appreciation in our common stock. These values represent hypothetical gains that could be achieved for each option if it had been exercised at the end of its full ten-year option term, based on the assumption that our stock price will appreciate over the exercise price at the rates of 5% and 10%, compounded annually from the date of the respective option grant. The actual gain, if any, on the exercise of a stock option will depend on the future performance of the common stock and the date of exercise. No gain to the optionees is possible without an increase in the price of the common stock, which would, of course, benefit all stockholders proportionately.
(2) The option is currently exercisable as to 141,250 shares and becomes exercisable as to 91,250 shares on December 31st of each of 2000, 2001 and 2002.
(3) The option becomes exercisable in increments of 25% on December 31st of each of 1999, 2000, 2001 and 2002.
(4) The option becomes exercisable in increments of 25% on December 14th of each of 2000, 2001, 2002 and 2003.
(5) The option is exercisable as to 2,500 shares on each of August 16, 1999 and February 15, 2000 and as to an additional 8,750 shares on August 15th of each of 2000, 2001, 2002 and 2003.
 + Any of these options that are unvested would become exercisable in full upon a change in control of Dataware.

YEAR-END STOCK OPTION VALUES

     The following table sets forth the total number of exercisable and unexercisable stock options held at the end of 1999 by the executive officers named in the Summary Compensation Table, as well as the value realized upon exercise of options by Messrs. Nyweide and Rabie in 1999.

                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                         SHARES                       OPTIONS AT YEAR-END (#)        AT YEAR-END ($)(2)
                      ACQUIRED ON        VALUE       --------------------------  --------------------------
        NAME          EXERCISE (#)  REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  ------------  ---------------  -----------  -------------  -----------  -------------
David C. Mahoney....            0      $      0          141,250        273,750   $2,074,539     $4,020,566
Jeffrey O. Nyweide..       34,703        45,400          192,899         73,750    2,730,290        906,303
Michael Gonnerman...            0             0           60,250         61,250      873,859        835,059
Charles Rabie.......       45,000       181,403           51,204         27,500      725,477        377,225
Howard York.........            0             0           43,620         25,000      619,755        350,508
------------------------------

(1) Based on the difference between the respective option exercise prices and the closing price of the common stock on the date of exercise.
(2) Based on the difference between the respective option exercise prices and the closing market price of $17.25 per share of common stock on December 31, 1999.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

     David C. Mahoney.  Under the terms of Mr. Mahoney's employment agreement,
he is entitled to a base salary of $[      ] per year, and is eligible to
receive an annual bonus of not less than $[       ] based on our overall
performance.

     Jeffrey O. Nyweide. Under the terms of Mr. Nyweide's employment agreement, Mr. Nyweide's annual base salary has been set at $________ for the 2000 calendar year. Under the agreement, he is also eligible to receive an annual bonus based on company performance, and the Compensation Committee has established a maximum bonus for 2000 equal to __% of his base salary.

     Michael Gonnerman. Under the terms of Mr. Gonnerman's employment agreement, he is entitled to a base salary of $180,000 per year, and is eligible to receive an annual bonus equal to 45% of his base salary based on our overall performance.

     Robert J. Farrell. In December 1999, we entered into an employment agreement with Mr. Farrell when he became our Executive Vice President of Field Operations and Chief Operating Officer. Under the terms of the employment agreement, Mr. Farrell is entitled to a base salary of $250,000 per year, and is eligible to receive an annual bonus of $100,000 based on the achievement of our revenue and performance targets. Mr. Farrell is entitled to a guaranteed bonus of $50,000 in 2000, subject to his continued employment with Dataware for the first six months of 2000.

     Kurt Mueller. In December 1998, we entered into an agreement with Mr. Mueller, our former President and Chief Executive Officer, in connection with the termination of his employment with Dataware. Under the agreement, Mr. Mueller agreed to work as a full-time consultant through June 1999, and as a voluntary part-time consultant to Dataware until June 2000. During the initial consulting term, Mr. Mueller was compensated at a rate of $200,000 per year and received 50% of the bonus that would have been allocated to him as Chief Executive Officer in 1999, or $__________, plus employee and fringe benefits. From July 1, 1999 through June 30, 2000,

Mr. Mueller receives monthly compensation equal to his monthly average total compensation earned during 1997 and 1998 or $ ________. In 1999, Mr. Mueller received a total of $276,136 under this agreement. Mr. Mueller also continues to serve as a director of Dataware.

     Each of the agreements with Messrs. Mahoney, Nyweide, Gonnerman and Farrell have no stated term and may be terminated at any time by either party. Upon termination without "cause," as defined in the agreements, or in the event of a "change of control" of Dataware, as defined in the Equity Plan, Messrs. Mahoney, Nyweide and Farrell would each be entitled to continue to receive their base salaries and earned pro-rata bonus for a period of six months, plus one additional month for each full year of service with Dataware, but not more than twelve months. Mr. Gonnerman would be entitled to receive his base salary and earned pro-rata bonus for four months, plus one additional month for each full year of his service, limited to twelve months.

     In addition, any unvested stock options held by Messrs. Mueller, Mahoney, Farrell and certain options held by Messrs. Nyweide and Gonnerman, would become exercisable in full upon a change in control of Dataware.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors determines the compensation of the senior corporate executives, including the individuals named in the Summary Compensation Table. The committee also administers the Equity Incentive Plan, including the grant of stock options and other awards under the Equity Plan. The committee, which held six meetings during 1999, is currently composed of Messrs. Lonergan (Chairman) and Beach, both of whom are outside directors. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 1999 as they affected Mr. Mahoney, the Chief Executive Officer of Dataware, and each of the other officers named in the Summary Compensation Table.

     Overall Policy. The company's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that ties a very significant portion of executive compensation to the company's success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of the executives' compensation is closely tied to appreciation in the company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. In determining the compensation of the company's executive officers, other than the CEO, the Compensation Committee takes into account the views of Mr. Mahoney in reviewing the individual performance of the other executives whose compensation is detailed in this proxy statement.

     The key elements of the company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Mahoney, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the company to the individual, including insurance and other employee benefits, as well as the programs described below.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

     Annual salary adjustments are determined by evaluating the company's performance and that of each executive officer, while also taking into account new responsibilities. Corporate financial performance that is taken into account includes annual revenues and net income. Contribution to net income is assigned greater importance than revenues. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as increase in market share, efficiency gains, quality improvements, and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these non-financial factors. Based on these factors, the Compensation Committee increased the salaries of the executive officers, other than the CEO, between 8.2% and 23.6% over the 1998 scale, depending on individual performance.

     Annual Bonus. The company's executive officers are eligible for an annual cash bonus, which is based primarily on achievement of company performance objectives that are established at the beginning of each year. Our performance measure for bonus payments is based on annual revenues and net income before one-time charges, weighted equally. In some cases, a business unit multiplier is applied, based on the achievement of a particular business unit's performance objectives, relative to pre-established operating targets. The Compensation Committee establishes a total bonus pool each year and allocates a portion to each executive. The pool may be increased based on preset multipliers if the company exceeds its performance targets. [Insert re: 1999 bonuses]

     Stock Options. Under our Equity Incentive Plan, which was approved by stockholders, stock options are granted to executive officers. Stock options are typically granted with an exercise price equal to the fair market value of the common stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to incentivize the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of the grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past.

   Chief Executive Officer. Mr. Mahoney joined Dataware at the beginning of 1999, when he signed an employment agreement that established a compensation package consisting of a 1999 annual base salary of $182,200 and a bonus of $100,000, $25,000 of which was guaranteed, subject to Board approval. As part of his employment agreement, Mr. Mahoney was also granted an option to purchase 415,000 shares of the Company's Common Stock. The Committee concluded that such a grant was in keeping with ranges for equity compensation for newly-hired chief executive officers of similar companies.

     Conclusion. Through the programs described above, a very significant portion of the company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1999, as in previous years, a substantial portion of the targeted executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives' compensation to company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                         By the Compensation Committee,

                                         William R. Lonergan, Chairman
                                         Stephen H. Beach

                            STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative total stockholder return on our common stock over the period beginning December 30, 1994, and ending December 31, 1999, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Industry Index consists of 320 publicly traded computer software companies reporting under the same Standard Industrial Classification Code (SIC 7372) as Dataware.

                             [CHART APPEARS HERE]

                                         12/30/94        12/29/95        12/31/96       12/31/97       12/31/98       12/21/99
                                        ---------       ---------       ---------      ---------      ---------      ---------
------------------------------------------------------------------------------------------------------------------------------
Dataware Technologies, Inc. ....        $  100.00       $   71.74       $   25.09      $   22.83      $   22.28      $  150.00
Industry Index..................        $  100.00       $  150.35       $  199.84      $  254.37      $  427.43      $  779.03
NASDAQ Market Index..........           $  100.00       $  129.71       $  161.18      $  197.16      $  278.08      $  490.46
------------------------------------------------------------------------------------------------------------------------------

                                SHARE OWNERSHIP

     The following table shows the amount of our common stock beneficially owned as of February 1, 2000 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of Dataware, and (iv) all current executive officers and directors of Dataware as a group:

                                                                                            SHARES OF COMMON STOCK
                                                                                            BENEFICIALLY OWNED (1)
                                                                                    --------------------------------------
BENEFICIAL OWNER                                                                    SHARES                PERCENT OF CLASS
----------------                                                                    ------                ----------------
Kurt Mueller.........................................................              725,136 (2)                  6.91%
     Stuberstrasse 11A
     80638 Munich
     Germany
Jeffrey O. Nyweide...................................................              503,595 (3)                  4.81%
David C. Mahoney.....................................................              141,250 (4)                  1.35%
Charles Rabie........................................................               62,904 (5)                     *
Michael Gonnerman....................................................               60,500 (6)                     *
Howard York..........................................................               51,196 (7)                     *
Stephen H. Beach.....................................................               32,218 (8)                     *
William R. Lonergan..................................................               32,061 (9)                     *
All current executive officers and directors as a group (11 persons).            1,647,098 (10)                14.86%

------------------------------------------
 *   Indicates less than 1%
(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table.
(2) Includes 287,408 shares owned by Mr. Mueller's wife or by a trust for the benefit of his daughter, as to which Mr. Mueller disclaims beneficial ownership, and options to purchase 212,300 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(3) Includes options to purchase 192,899 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(4) Consists of options to purchase 141,250 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(5) Includes options to purchase 56,204 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(6) Consists of options to purchase 60,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(7) Includes options to purchase 43,620 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(8) Includes options to purchase 29,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(9) Includes options to purchase 31,500 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.
(10) Includes 287,408 shares owned by or in trust for members of the immediate family of one director, who disclaims beneficial ownership thereof, and options to purchase a total of 801,523 shares that are exercisable as of February 1, 2000 or within 60 days thereafter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our principal officers, directors, and 10% stockholders are required by
Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes in their ownership of our equity securities. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our 1999 fiscal year our directors, officers and 10% stockholders complied with all Section 16(a) filing requirements.

                                    AUDITORS

     The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our financial statements for a number of years. The Board of Directors has appointed PricewaterhouseCoopers LLP as auditors for our fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Our Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of Dataware not less than 90 days before the anniversary of the previous year's annual meeting date. However, if the meeting is called for a date that is not 30 days before or after the anniversary of the previous year's annual meeting date, then the stockholder's notice must be received within 10 days after the mailing of a notice or public disclosure of the date of the annual meeting, whichever occurs first. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If you intend to present a proposal at the 2001 Annual Stockholder Meeting and desire that it be considered for inclusion in our proxy statement and form of proxy, it must be received by Dataware at One Canal Park, Cambridge, Massachusetts 02141; Attention: David C. Mahoney, President and Chief Executive Officer, no later than November 1, 2000. If you intend to bring business before or propose director nominations at the 2001 Annual Stockholder Meeting you must give written notice to the Chairman of the Board, President or Secretary of Dataware no later than January 1, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

     A COPY OF OUR FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WAS INCLUDED IN OUR ANNUAL REPORT, WHICH HAS BEEN MAILED TO YOU. ANY HOLDER OR BENEFICIAL OWNER OF OUR COMMON STOCK MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K UPON WRITTEN REQUEST ADDRESSED TO SUSAN WEINER, CONTROLLER, DATAWARE TECHNOLOGIES, INC., ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS 02141.

                              FORM OF PROXY CARD

                          DATAWARE TECHNOLOGIES, INC.

                 ANNUAL MEETING OF STOCKHOLDERS MARCH 30, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned, revoking all prior proxies, hereby appoints Michael Gonnerman and Ann Smith, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Annual Meeting of Stockholders of Dataware Technologies, Inc. to be held at the Wyndham Hotel, The Washington Room, 89 Broad Street, Boston, Massachusetts at 10:00 A.M. on March 30, 2000, and at any adjournment thereof, and to vote as designated on the reverse all shares of stock of Dataware Technologies, Inc. that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby. Said proxies are authorized to vote in their discretion upon any other matters that may come before the meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (REVERSE SIDE OF PROXY CARD)

Instructions for Voting Your Proxy

Dataware Technologies, Inc. is offering stockholders of record two alternative ways of voting your proxies:
 .  By telephone (using a touch-tone telephone)   .  By Mail (traditional method)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of voting, 24 hours a day, 7 days a week.

--------------------
 TELEPHONE VOTING
--------------------
 .  This method of voting is available for residents of the U.S. and Canada.
 .  On a touch tone telephone, call TOLL FREE, 1-877-260-0406 24 hours a day, 7 days a week.
 .  You will be asked to enter ONLY the CONTROL NUMBER shown below.
 .  Have your proxy card ready, then follow the prerecorded instructions.
 .  Your vote will be confirmed and cast as you directed.

------------------
 VOTING BY MAIL
------------------
 .  Simply mark, sign, and date your proxy card and return it in the postage-paid envelope.
 . If you are voting by telephone or the Internet, please do not mail your proxy card.

               -------------------              ------------------
                COMPANY NUMBER                   CONTROL NUMBER
               -------------------              ------------------

              TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
--------------------------------------------------------------------------------
[X] Please Mark Votes as in
         this Example

--------------------------------------------------------------------------------
 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTES AS DIRECTED, IF NO DIRECTION
          IS INDICATED, THIS PROXY WILL BE VOTES "FOR" THE PROPOSALS
--------------------------------------------------------------------------------

1. To elect one director to hold         FOR       AGAINST     ABSTAIN
   office for a term of three years      [_]         [_]         [_]
   and until his successor is
   elected and has qualified.

2. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's Revised Certificate        [_]         [_]         [_]
   of Incorporation to authorized
   shares of common stock from
   14,000,000 to 30,000,000 shares.

3. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's Equity Incentive           [_]         [_]         [_]
   Plan to increase the number of
   shares of common stock available
   for issuance by 2,000,000 shares.

4. To approve an amendment to            FOR       AGAINST     ABSTAIN
   Dataware's 1993 Employee Stock        [_]         [_]         [_]
   Purchase Plan to increase the
   number of shares of common stock
   available for issuance by 500,000
   shares.

5. To transact other business that may
   further or relate to the foregoing
   or as may otherwise properly come
   before the meeting or any adjournment
   of the meeting.

Date:                    , 2000
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SIGNATURES
Please sign your name exactly as it appears herein. When signing as attorney,
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appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mail in the United States.

PLEASE SIGN, DATE, AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.